Exhibit 10.3

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement, dated January 14, 2017, between Sovos Brands Intermediate, Inc. (the “Company”) and Todd R. Lachman (the “Executive”) as amended September 1, 2021 (as amended, the “Employment Agreement”) is made, entered into, and effective on the date set forth on the signature page hereto (the “Amendment Effective Date”) by and between the Company and Executive (“Amendment”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Employment Agreement.

WHEREAS, Executive and Company mutually desire to amend the Employment Agreement pursuant to this Amendment as set forth below.

NOW, THEREFORE, Executive and Company hereby agree that, as of the Amendment Effective Date, the Employment Agreement is hereby amended as follows:

1.Section 7(d) is hereby deleted and replaced with the following:

“TERMINATION WITHOUT CAUSE OR FOR GOOD REASON DURING THE NON-CIC PERIOD. If the Executive’s employment by the Company is terminated during the Non-CIC Period (x) by the Company other than for Cause or Disability, (y) by the Executive for Good Reason or (z) as a result of the Company’s election not to renew this Agreement in accordance with Section 2, the Company shall pay or provide the Executive with (i) the Accrued Benefits and (ii) subject to the Executive’s continued compliance with the obligations in Sections 8 and 9 hereof, (A) the Pro-Rata Bonus, (B) an amount equal to the sum of two (2) times the Executive’s Base Salary plus one (1) times the Executive’s Target Bonus, payable in substantially equal installments for 24 months following the termination date; provided, that the first installment shall be paid on the next payroll date after the 60th day following the termination date and shall include payment of any amounts that would be due prior thereto, and (C) to the extent that the Executive timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement for the applicable COBRA premiums, if any, under the Company’s or its subsidiaries’, as applicable medical, dental and vision plans for Executive and Executive’s eligible dependents until the earlier of (x) 18 months following the Executive’s termination or (y) until the Executive obtains new employment that provides substantially similar medical, dental and vision coverage. Payments and benefits provided for in Section 7(d) shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under any of the plans, policies or programs of the Company or any of its subsidiaries or affiliates. For purposes of this Agreement, “Non-CIC Period” means the period prior to or following a CIC Period and “CIC Period” means the period beginning on the date that a Change in Control (as defined in the Sovos Brands, Inc. 2021 Equity Incentive Plan as in effect immediately prior to such Change in Control) is consummated and ending on the date that is the 24 month anniversary of such date of consummation.

2.A new Section 7(e) is hereby inserted as follows:

“TERMINATION WITHOUT CAUSE OR FOR GOOD REASON DURING CIC PERIOD. If the Executive’s employment by the Company is terminated during the CIC Period (x) by the Company other than for Cause or Disability, (y) by the Executive for Good Reason or (z) as a result of the Company’s election not to renew this Agreement in accordance with Section 2, the Company shall pay or provide the Executive with (i) the Accrued Benefits and (ii) subject to the Executive’s continued compliance with the obligations in Sections 8 and 9 hereof, (A) the Pro-Rata Bonus, (B) an amount equal to the sum of two (2) times the Executive’s Base Salary plus two (2) times the Executive’s Target Bonus, payable in substantially equal installments for 24 months following the termination date; provided, that the first installment shall be paid on the next payroll date after the 60th day following the termination date and shall include payment of any amounts that would be due prior thereto, and (C) to the extent that the Executive timely elects continuation coverage under COBRA, reimbursement for the applicable COBRA premiums, if any, under the Company’s or its subsidiaries’, as applicable medical, dental and vision plans for Executive and Executive’s eligible dependents until the earlier of (x) 18 months following the Executive’s termination or (y) until the Executive obtains new employment that provides substantially similar medical, dental and vision coverage. Payments and benefits provided for in Section 7(e) shall be in lieu of any termination or severance payments or benefits for which the Executive may be eligible under any of the plans, policies or programs of the Company or any of its subsidiaries or affiliates.

3.Except as amended herein, the Employment Agreement is hereby ratified and affirmed.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment, effective as of the date set forth below.

Sovos Brands Intermediate, Inc.

By:  /s/ Chris Hall

Name: Chris Hall

Title: Chief Financial Officer

Date: June 29, 2023

[Signature Page to Amendment to Employment Agreement]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment, effective as of the date set forth below.

EXECUTIVE

/s/ Todd Lachman

Todd R. Lachman

Date: June 29, 2023

[Signature Page to Amendment to Employment Agreement]